Exhibit 99.2

FOR IMMEDIATE RELEASE

SCIENTIGO APPOINTS DENNIS BUNT, CPA
AS NEW CHIEF FINANCIAL OFFICER

CHARLOTTE, N.C.- (Business Wire) - May 19, 2006 - Scientigo, Inc. (OTCBB:SCNG), an emerging leader in next generation enterprise search and intelligent enterprise content management and the owner of Find.com, today announced the appointment of Dennis H. Bunt, CPA as the Company’s new Chief Financial Officer effective June 5, 2006. The Company’s former CFO, Mickey Clark, is leaving to pursue other professional opportunities.

Doyal Bryant, Chief Executive Officer of Scientigo, stated, “I’d first like to thank Mickey for his assistance in helping Scientigo successfully navigate through the transition from our legacy call center business to fully operational technology company. We wish him well in all of his future endeavors.” Continuing, Bryant added, “Dennis has the ideal background to assume Scientigo’s chief financial post. He has a demonstrated record of success working with the capital markets and the investment community, developing solid internal reporting processes and controls and building strong finance and accounting teams. I can’t imagine winning a better addition to our senior leadership than Dennis. His credentials and accomplishments are truly impressive, and we’re elated that he has agreed to join us.”

With a successful business career spanning over 30 years, Bunt brings to Scientigo proven expertise in the areas of SEC reporting, Sarbanes Oxley compliance, capital formation, staff management, financial analysis and strategic business development. From 1992 until joining Scientigo, he held the CFO responsibilities at Nasdaq-listed Authentidate Holdings, Inc., a worldwide provider of secure enterprise workflow management solutions. Previously, he held other senior executive positions at The Michaels Group, the second largest home builder and developer in the state of New York; Mechanical Technology, Inc., a public company involved in manufacturing state-of-the-art test and measurement equipment; and General Electric Sillicones Division, where as a Business Analyst, Bunt oversaw financial and business analysis for the $250 Million division. From 1976 through 1979, he served as a Senior Auditor with KPMG, LLC in Boston. A graduate of Bentley College with a B.S. degree in Accounting, Bunt also earned an MBA from Babson College.

About Scientigo™
Scientigo™ (pronounced "see-ENH-ti-go") is an emerging technology leader that invented, patented, and is now licensing the next-generation of intelligent document recognition, intelligent enterprise content management, and intelligent search technologies for consumers and the enterprise. Scientigo™´s patented tigo™ technology creates order from information chaos by using artificial intelligence, machine learning, rules-based systems, and patented XML technology to make it faster, easier, and less costly to capture, file, organize, and retrieve any type of information. This boosts employee productivity and corporate agility, reduces document management and research costs, and delivers ROI practically overnight.  This intelligent search can also be used for Web searches by visiting www.FIND.com. Operated by the Company’s subsidiary, Tigo Search, Inc., FIND.com’s easy-to-remember Website uses breakthrough Topification technology to help people stop searching and start FINDing.  World-leading third-party independent software and solution providers are licensing Scientigo™´s technologies to dramatically improve the capabilities, benefits, and market appeal of their offerings; and to accelerate their time-to-market for the next-generation of intelligent information acquisition and retrieval systems. Scientigo™ can be reached on the Web at www.scientigo.com.

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

FOR MORE INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, 407-585-1080 or via email at scng@efcg.net